Exhibit G
                                   Balch & Bingham
                               1901 Sixth Avenue North
                              Birmingham, Alabama  35203
                                     205-251-8100


          October 13, 1995

          Securities and Exchange Commission
          Washington, DC  20549

          Re:  Statement on Form U-1
               of Alabama Power Company
               (herein called the "Company")
               File No. 70-8661

          Ladies and Gentlemen:

          We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion in connection with the issuance and sale by The Industrial Development Board of the Town of Columbia (Alabama) of (i) $28,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Alabama Power Company Project), 1995 Series C, (ii) $27,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Alabama Power Company Project), 1995 Series D, and (iii) $26,500,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Alabama Power Company Project), 1995 Series D (collectively, the "Revenue Bonds").

          We are of the opinion that:

          (a) the Company is validly organized and duly existing as a corporation under the laws of the State of Alabama;

          (b) the transactions have been consummated in accordance with such statement on Form U-1, as amended;

          (c) all state laws applicable to the transactions have been complied with;

          (d) the Company's obligations with respect to the Revenue Bonds are valid and binding obligations of the Company in accordance with their terms; and

          (e) the consummation of the transactions did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

          We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1 and to the filing thereof with the Commission at the time of the filing of the certificate pursuant to Rule 24.

                                        Very truly yours,

                                        /s/Balch & Bingham
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